Exhibit 99.1

Computer Programs and Systems, Inc. Announces First Quarter 2008 Results

Company Declares Regular Quarterly Dividend of $0.36 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--Computer Programs and Systems, Inc. (NASDAQ: CPSI):

Highlights:

  Revenues of $29.5 million for the first quarter;
  Earnings per diluted share of $0.33;
  Cash flow from operations of $4.3 million; and
  Quarterly dividend of $0.36 per share.

Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the first quarter ended March 31, 2008.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on May 29, 2008, to stockholders of record as of the close of business on May 9, 2008.

Total revenues for the first quarter ended March 31, 2008, increased 13.8% to $29.5 million, compared with total revenues of $25.9 million for the prior-year period. Net income for the quarter ended March 31, 2008, increased 37.0% to $3.5 million, or $0.33 per diluted share, compared with $2.6 million, or $0.24 per diluted share, for the quarter ended March 31, 2007. Cash flow from operations for the first quarter of 2008 was $4.3 million, compared with $3.4 million for the prior-year period.

Commenting on the results, Boyd Douglas, chief executive officer and president of CPSI, stated, “We are pleased with the results of the first quarter, especially given reimbursement and financial pressures affecting the hospital sector. We have successfully weathered such cycles before, and we expect to do so again. Although the next quarter and remainder of the year remain challenging, we continue to be encouraged by strong cash flow and growth in our Business Management Services and are pleased with our ability to maintain our $0.36 quarterly dividend for our shareholders.”

For the second quarter of 2008, the Company anticipates total revenues of $25.5 million to $27.0 million and net income of approximately $2.4 million to $2.6 million, or $0.22 to $0.24 per diluted share. CPSI’s 12-month backlog as of March 31, 2008, was $89.9 million, consisting of $17.0 million in non-recurring system purchases and $72.9 million in recurring payments for support, outsourcing, ASP and ISP contracts.

A listen-only simulcast and replay of CPSI’s first quarter 2008 conference call will be available on-line at www.cpsinet.com and www.earnings.com on April 25, 2008, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 600 client hospitals in 46 states. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 700 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare reimbursement rates; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Condensed Statements of Operations (in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Sales revenues:
System sales	$10,655	$8,317
Support and maintenance	13,086	12,540
Business management services	5,776	5,089
Total sales revenues	29,517	25,946

Cost of sales:
System sales	7,903	7,180
Support and maintenance	4,797	5,056
Business management services	3,585	3,057
Total cost of sales	16,285	15,293
Gross profit	13,232	10,653

Operating expenses:
Sales and marketing	2,260	2,076
General and administrative	5,474	4,892
Total operating expenses	7,734	6,968

Operating income	5,498	3,685
Interest income, net	265	277
Income before taxes	5,763	3,962
Provision for income taxes	2,257	1,402
Net income	$3,506	$2,560

Basic earnings per share	$0.33	$0.24
Diluted earnings per share	$0.33	$0.24

Weighted average shares outstanding:
Basic	10,746	10,664
Diluted	10,768	10,718

COMPUTER PROGRAMS AND SYSTEMS, INC. Condensed Balance Sheets (in thousands)

	March 31, 2008	Dec. 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,840	$11,806
Investments	11,550	11,352
Accounts receivable, net of allowance for doubtful accounts of $1,193 and $949, respectively	14,388	14,334
Financing receivables, current portion	1,667	1,735
Inventory	1,514	1,450
Deferred tax assets	1,513	1,394
Prepaid expenses	382	506
Total current assets	42,854	42,577

Financing receivables, long-term	2,162	2,322
Property and equipment	12,442	12,130
Accumulated depreciation	(7,100)	(6,621)
Total assets	$50,358	$50,408

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,586	$1,717
Deferred revenue	3,163	3,581
Accrued vacation	2,179	2,112
Income taxes payable	2,436	542
Other accrued liabilities	2,120	3,507
Total current liabilities	11,484	11,459

Deferred tax liabilities	549	571

Stockholders’ equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 10,827 and 10,807 shares issued and outstanding	11	11
Additional paid-in capital	24,957	24,658
Accumulated other comprehensive income	84	45
Retained earnings	13,273	13,664
Total stockholders’ equity	38,325	38,378
Total liabilities and stockholders’ equity	$50,358	$50,408

COMPUTER PROGRAMS AND SYSTEMS, INC. Unaudited Other Supplemental Information (In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended March 31,
	2008	2007
Net cash provided by operating activities	$4,313	$3,417
Purchases of property and equipment	(311)	(348)
Free cash flow	$4,002	$3,069

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Darrell G. West, 251-639-8100
Vice President-Finance and Chief Financial Officer